                                                                   EXHIBIT 10.30

                                  LICENSE AGREEMENT

    THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of the 28th day of February, 1997, by and between VISTA MEDICAL TECHNOLOGIES, INC., a Delaware corporation, with offices at 5451 Avenida Encinas, Suite A, Carlsbad, California 92008 ("Vista"), HEALTHCOM, INC., a Delaware corporation, with offices at 16550 West Bernardo Drive, San Diego, California 92127-1806, and GDE SYSTEMS, INC., a Delaware corporation, with offices at 16550 West Bernardo Drive, San Diego, California 92127-1806 ("GDE"). (For purposes of this Agreement, all references to "GDE" shall be deemed to include HealthCom, Inc.)


                                       RECITALS

    WHEREAS, GDE owns all right, title and interest in certain GDE technology which includes, but is not limited to, software, documentation and other intellectual property which it wishes to license to Vista on the terms and conditions set forth below; and

    WHEREAS, Vista desires to license on an exclusive basis certain GDE technology for use within the Field of Use (as hereinafter defined), on the terms and conditions set forth below and Vista desires to obtain a license on such terms.

    NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:


ARTICLE 1- DEFINITIONS

1.1 "Effective Date" shall mean the date stated above.

1.2 "Improvements" shall mean improvements or derivations of the Licensed Products developed by GDE during the term of this Agreement.

1.3 "Field of Use" shall mean, unless expressly stated otherwise, the entire commercial medical market including, but not limited to, clinical, surgical, diagnostic, educational, research, administrative and communications applications.

1.4 "Licensed Products" shall mean the GDE technology listed on Exhibit A, attached hereto and incorporated herein by reference, including Improvements. The term Licensed Products shall include source code, object code, and applicable documentation.


ARTICLE 2 - GRANT OF LICENSES

2.1 LICENSE. In consideration of the license fees and royalties payable by Vista to GDE pursuant to Article 5 below and except as stated in Article 2.2, and subject to the terms and conditions of this Agreement, GDE hereby grants to Vista under GDE's copyrights and know-how an exclusive, worldwide, non-transferable, except as provided for in Article 15.5, license for the Licensed Products to make, modify, use, prepare derivative works, market and sublicense others for use in the Field of Use. Vista shall have no right to sublicense any other rights granted hereunder, unless prior written approval has been given by GDE. (Such approval to be given in GDE's sole and absolute discretion.) GDE agrees to take reasonable actions to protect the GDE technology being licensed hereunder to Vista from unauthorized use and disclosure.

2.2 GDE RESERVATION OF RIGHTS. GDE shall retain the right to continue to use the Licensed Products for its own internal purposes or for incorporation into GDE products for sale or license to third parties for use other than in the Field of Use. The parties agree that GDE may accept contracts from the Department of Defense for the development and installation of medical applications utilizing the Licensed Products. Vista agrees not to compete on such Department of Defense contracts provided, however, that GDE will notify Vista in the event that GDE elects not to bid on such program. Vista shall have the right to accept contracts from the Department of Defense for the development and installation of medical applications on a non-competition basis with GDE. Any products resulting from such contracts between GDE and the Department of Defense will be made available to Vista under Article 4.3 below.

2.3 RESTRICTIONS ON SOURCE CODE DISCLOSURE. Vista agrees not to disclose or provide any source code of the Licensed Products to any other party without the prior written consent of GDE, which consent shall not be unreasonably withheld.

2.4 IMPROVEMENTS. GDE shall, throughout the term of this Agreement, keep Vista apprised of any Improvements to the Licensed Products that it has developed. Vista shall have the right, but not the obligation, to obtain said Improvements free of charge from GDE. All Improvements provided to Vista shall be considered to be part of the Licensed Products for purposes of this Agreement.

2.5 ASPRIN TRADEMARK LICENSE. In consideration of the license fees and royalties payable by Vista to GDE pursuant to Article 5 below, and subject to the terms and conditions of this Agreement, GDE hereby grants to Vista an exclusive, worldwide, nontransferable, except as provided for in Article 15.5, license to use the registered trade mark and service mark "ASPRIN" solely for use in conjunction with Vista's marketing efforts for the ASPRIN Licensed Product.

2.6 LICENSE TO MARK "HEALTHCOM". In consideration of the license fees and royalties payable by Vista to GDE pursuant to Article 5 below, and subject to the terms and conditions of this Agreement, GDE hereby grants to Vista a non-exclusive, worldwide, non-transferable, except as provided for in Article 15.5, license to use the mark "HealthCom" for use in conjunction with Vista's marketing efforts for the Licensed Products. Vista understands and acknowledges that this license from GDE is solely based on whatever interests GDE or HealthCom, Inc. may have in the mark "HealthCom".

2.7 TRADEMARK USAGE. Except as provided for in Articles 2.5 and 2.6 above, nothing in this Agreement shall grant Vista any right, title, license or interest in, to or under any of GDE's trademarks including, but not limited to, the trademarks "GDE" or "GDE Systems, Inc."

2.8 COPYRIGHT NOTICE. All copies of Licensed Products made by Vista, or made on Vista's behalf, shall bear the copyright notices and other proprietary markings as appearing on the Licensed, Products delivered to Vista by GDE.


ARTICLE 3 - DELIVERY OF LICENSED PRODUCTS

Upon execution of this Agreement by both parties, GDE shall within thirty (30) days deliver to Vista the Licensed Products. Vista understands and acknowledges that the Licensed Products may have been developed through GDE's independent research and development funds and therefore is provided on an "AS IS" basis. Vista further understands and acknowledges that the ability to use the Licensed Products provided herein may be dependent upon utilizing other third party technology, which is not being provided to Vista by GDE under the terms of this Agreement.


ARTICLE 4 - OWNERSHIP AND FURTHER DEVELOPMENT

4.1 LICENSED PRODUCTS. GDE owns all right, title and interest in the Licensed Products. Vista shall have no rights in the Licensed Products, except as expressly provided for in Article 2 above.

4.2 VISTA DEVELOPMENTS.

    (a) Vista will continue development of communications software for medical applications, focusing initially on the provision of information to surgeons, and the manipulation and management of this information. Vista intends to market communications software packages to the medical industry, either as independent products or as software modules of capital equipment installed and serviced by Vista.

    (b) Vista will own all right, title and interest to any new intellectual property which is developed by Vista ("Vista Product(s)"). GDE will have the right of first refusal to license such Vista Product(s) for non-medical markets at a royalty rate of three percent (3%). The parties will enter into a separate license agreement for the licensing of such Vista Product(s) by GDE pursuant to this Article 4.2(b).

    (c) Vista's ownership, right, title and interest to derivative works extends only to the material developed by Vista, as distinguished from the Licensed Products employed in the work, and does not imply any exclusive right in the Licensed Products, other than those described herein. The ownership of such derivative works is independent of, and does not affect or enlarge the scope, duration, or subsistence of, any ownership of the Licensed Products.

4.3 GDE DEVELOPMENTS. As GDE develops new intellectual property not covered by the license granted in Article 2.1 above, Vista will have right of first refusal to exclusively license such intellectual property for the Field of Use on terms to be agreed upon. GDE will own all right, title and interest in such intellectual property. Vista's right of first refusal shall not apply to intellectual property developed by GDE for which GDE does not retain all right, title and interest.

ARTICLE 5 - LICENSE FEES AND ROYALTIES

5.1 LICENSE FEE. In consideration of the rights granted by GDE to Vista pursuant to this Agreement, Vista shall pay a non-refundable license fee of Five Hundred Thousand Dollars ($500,000.00) payable as follows:

    (i) $250,000.00 in Vista stock at the price set at an IPO; this amount shall not be considered an advance against future royalties; and

    (ii) $250,000.00 by December 31, 1998, as a combination of royalty payments made through such date and a royalty advance creditable against future royalties due thereafter.

5.1.1 STOCK. Vista will provide the stock to GDE within ten (10) business days of the close of Vista's IPO. If the IPO does not occur prior to June 30, 1997, then Vista shall issue said stock as soon as possible thereafter, the price per share will be the fair market value as determined by Vista's Board of Directors.

5.1.2 STOCK REPRESENTATIONS. GDE agrees to, and does, make the representations and agreements as set forth in Exhibit B, attached hereto and incorporated herein by reference.


    5.2 ROYALTIES. For the purpose of calculating royalties due hereunder, the following term shall have the following meanings:

    "Sales Revenue" shall mean the net sales revenue received by Vista from third party customers, excluding freight and similar charges. If the software product incorporating GDE Intellectual Property is a module which is not separately billed to the third party customer, then GDE's.royalty will be based upon a proportion of the total price billed. Such proportion will be determined based upon the overall price of the system and the sales value of the module if it was separately billed, such determination to be made by GDE and Vista in good faith and verifiable by GDE by means of normal audit rights.

5.3 ROYALTY PAYMENT. During the license exclusivity period, Vista will pay to GDE an amount equal to three percent (3%) on Sales Revenues of software products based upon, or derived from, any Licensed Product, or part thereof.

5.4 QUARTERLY PAYMENTS. All royalty payments owed by Vista to GDE under this Agreement will be payable on a calendar quarter basis no later than thirty (30) days after the end of each calendar quarter. Royalty reports shall be provided by Vista to GDE with each royalty payment. The royalty report shall show (i) the number of Licensed Products invoiced during the calendar quarter in question; (ii) the total gross sales invoiced amount; (iii) the Sales Revenue amount; (tv) the amount of royalties due and (v) the method of calculation of royalties for such calendar quarter.

5.5 BOOKS AND RECORDS: AUDIT RIGHTS. Vista agrees to make and maintain such books, records and accounts as are reasonably necessary to verify the payments due GDE under this Agreement. At GDE's sole expense, an independent certified public accountant, selected by GDE and reasonably acceptable to Vista, who agrees to sign a nondisclosure agreement may, upon reasonable notice and during normal business hours, but no more than once each calendar year, inspect only those records of Vista on which the payments to GDE under this Agreement are based. The accountant may report only the accuracy of the payments, but may not disclose confidential information, such as specific customers. If any audit hereunder reveals that Vista has failed properly to account for and pay royalties owing to GDE hereunder, and the amount of any royalties which Vista has failed properly to account for and pay during any twelve (12) month period exceeds by ten percent (10%) or more the royalties actually accounted for and paid to GDE for such period, Vista shall reimburse GDE for the cost of the accountant. Vista shall also, within thirty (30) days after notification by GDE, pay to GDE any amounts shown as due under such audit, regardless of whether Vista is required to reimburse GDE for the cost of the accountant.

ARTICLE 6 - RELEASE OF EMPLOYEES

GDE agrees to release three (3) employees to join Vista, including Robert D. Bowen, President of HealthCom, and two (2) engineers to be mutually determined. It is understood that Vista must make independent arrangements with each of the employees, although GDE agrees to facilitate the transfer to the extent possible. Vista agrees not to solicit or recruit for hire other GDE or HealthCom employees.


ARTICLE 7 - SERVICES AGREEMENT

GDE and Vista agree to negotiate in good faith to enter into a Services Agreement whereby Vista may contract for consultancy services from GDE on a project-by-project basis, on terms to be mutually agreed at the outset of each project.


ARTICLE 8 - TERM AND TERMINATION

8.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect unless terminated pursuant to Article
8.2 or 8.3 below.

8.2 TERMINATION FOR BREACH. In the event of a material breach of this Agreement, the non breaching party shall be entitled to terminate this Agreement by written notice to the breaching party if such breach is not cured within thirty (30) days after written notice is given by the non breaching party to the breaching party specifying the breach. The parties agree that the occurrence of either of the following shall constitute a material breach of this Agreement;
(i) two (2) consecutive royalty payments not paid when due under Article 5, and Vista fails to pay such royalties within the thirty (30) days after written notification from GDE, or (ii) Vista fails to comply with the provisions of
Article 15.2 of this Agreement within thirty (30) days after written notification from GDE.

8.3 TERMINATION FOR INSOLVENCY. This Agreement may be terminated by a party, with notice,

(i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings which proceedings are not dismissed within sixty (60) days; or (ii) upon the other party's assignment for the benefit of creditors; or (iii) upon the other party's dissolution or ceasing to do business.

8.4 EFFECT OF TERMINATION.

(a) If GDE terminates this Agreement pursuant to Articles 8.2 or 8.3 hereof,
(a) the licenses granted to Vista under Article 2 of this Agreement shall terminate; (b) all rights to the Licensed Products shall revert to GDE; and (c) all rights to develop, make, have made, use, market and sell all Licensed Products shall revert to GDE. Notwithstanding anything to the contrary herein, in the event of a termination pursuant to Article 8.2 or 8.3 above, the licenses granted to end users by Vista pursuant to this Agreement shall remain in full force and effect.

(b) If Vista terminates this Agreement pursuant to Articles 8.2 and 8.3 hereof, the provisions of Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, Article 4, Article 5, 8.4 and 8.5 of this Agreement shall survive; provided, however, if Vista fails to perform or observe or otherwise breaches a material obligation under this Agreement, which failure or breach is unremedied for a period of thirty
(30) days after receipt by Vista of written notice thereof from GDE, GDE shall have the right to terminate this Agreement with the same effect as if GDE were to terminate this Agreement pursuant to Article 8.4(a) hereof.

8.5 SURVIVAL.

(a) Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

(b) In the event this Agreement is terminated for any reason, Vista shall have the right to sell or otherwise dispose of its existing stock of Licensed Products.

(c) Articles 10, 11, 12, 14 shall survive the expiration or termination of this Agreement for any reason.

(d) All rights and licenses granted under or pursuant to this Agreement by GDE to Vista are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of Title 11 of the United States Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that Vista as a licensee of such rights under this Agreement, shall retain and may fully exercise all of the rights and elections under the Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against GDE under the Bankruptcy Code, Vista shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to Vista upon any such commencement of a bankruptcy proceeding.

ARTICLE 9 - INTELLECTUAL PROPERTY INDEMNITY

GDE shall indemnify, hold harmless and defend Vista from and against any and all suits, actions, damages, costs, losses, expenses (including reasonable attorneys' fees) and other liabilities arising from or in connection with any claim that the Licensed Products in the form delivered to Vista infringes or violates any United States patent, copyright, trademark, trade secret or other proprietary right of any third party. Vista agrees to promptly notify GDE in writing of such claim, suit or proceeding and give GDE authority to proceed as contemplated herein, and, at GDE's expense, give GDE proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. Without limiting GDE's obligations as set forth herein, GDE may, at its sole option, either procure for Vista the right to continue using the Licensed Products in the form delivered, or, if such is not possible, replace or modify the Licensed Products so that it becomes non-infringing. During the time when GDE is contemplating or implementing its options, Vista shall have no obligation to make royalty payments to GDE for such Licensed Items that are the subject of the infringement claim. GDE shall have no liability for any above mentioned claim based upon the use of other than the unaltered version of the Licensed Products if such infringement would have been avoided by the use of the unaltered version of the Licensed Products. In the event Vista becomes aware of a potential infringer of GDE's intellectual property rights in the Licensed Products, Vista shall promptly notify GDE, in writing, and GDE agrees to use reasonable efforts to promptly protect GDE's intellectual property rights.


ARTICLE 10 - CONFIDENTIALITY

10.1 NONDISCLOSURE. Except as otherwise provided for in this Agreement, each party (the "Receiving Party") shall hold in confidence and not disclose to any third party any business or technical information that is disclosed to it by the other party in a tangible form marked "Proprietary" or that is so disclosed to it orally and confirmed in writing as Proprietary within thirty (30) days after its initial disclosure ("Proprietary Information"). Proprietary Information of a party shall not include:

    (i) Information which at the time of disclosure is published or otherwise generally available to the public: or

    (ii) Information which, after disclosure by the other party, is published or becomes generally available to the public through no fault of the Receiving Party; or

    (iii) Information which the Receiving Party can document was or is in its possession at the time of disclosure and was not acquired directly or indirectly from such party.

10.2 EXCEPTIONS. The Receiving Party may disclose Proprietary Information of the other:

    (a) In connection with the order of a court of law or in compliance with laws or regulations relating to registrations or sale of securities, or as is reasonably necessary in connection with the prosecution, maintenance or enforcement of the Intellectual Property Indemnity, Article 9.

    (b) If such information is also rightfully acquired from a third party who, to the best of such party's knowledge and belief, is entitled to rightfully make such disclosure, but only to the extent such party complies with any restrictions imposed by the third party.


ARTICLE 11 - WARRANTIES

11.1  WARRANTY.  GDE represents and warrants that:

    (a) GDE is the owner of, or has acquired the rights to, the Licensed Products and has the full right and authority to enter into this Agreement, to disclose any and all of the information disclosed to Vista hereunder, and to grant the rights and licenses granted herein;

    (b) GDE has not previously granted and shall not grant any rights in the Licensed Products that are inconsistent with the rights and licenses granted to Vista herein;

    (c) To GDE's knowledge, as of the Effective Date, the Licensed Products do not infringe any copyright, trade secret, or other proprietary rights of any third party;

    (d) GDE has not previously entered into any agreements and shall not in the future enter into any agreements that are inconsistent with or conflict with this Agreement or the rights and licenses granted to Vista herein; and

    (e) As of the Effective Date, there are no existing or threatened actions, suits, or claims pending against GDE with respect to the Licensed Products or the right of GDE to enter into and perform its obligations under this Agreement.

11.2 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, GDE MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


ARTICLE 12 - LIMITATION OF LIABILITY

IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER ANY LEGAL THEORY FOR ANY DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS) ARISING OUT OF THIS AGREEMENT, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


ARTICLE 13 - FORCE MAJEURE

If the performance of this Agreement or any obligations hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, supplier delay, strikes or labor disputes, war or other violence, any law, order, proclamation, regulations, ordinances, demand or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected upon giving prompt notice to the other party shall be excused from such performance to the extent of such prevention, restriction or interference on a day for day basis. If such force majeure event continues for more than thirty (30) days then the non affected party may terminate this Agreement upon written notice to the other party.


ARTICLE 14 - MEDIATION/ARBITRATION

If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this contract, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by arbitrator may be entered in any court having jurisdiction thereof.


ARTICLE 15 - MISCELLANEOUS

15.1 PRODUCT LIABILITY INDEMNITY. Vista agrees to indemnify and defend GDE and its employees and agents from and against any liability or expense arising from any product liability claim asserted by any party as to any Licensed Product Vista manufactured or distributed pursuant to this Agreement or as to the exploitation of the Licensed Products pursuant to this Agreement, including reasonable attorneys' fees, except to the extent that such claim, liability or expense results from the gross negligence or intentional misconduct of GDE or its employees or agents. Such indemnity and defense obligation shall apply to any claims made by employees, subcontractors, sublicensees, customers, or other agents of Vista as well as any member of the general public.

15.2 U.S. EXPORT CONTROLS. Vista acknowledges and gives GDE its assurances that it will not export, or cause to be re-exported, any of the Licensed Products or any direct products thereof, to any country unless such export, or re-export, is expressly authorized and approved by the U.S. Department of Commerce Export Administration Regulations.


15.3 CONFIDENTIALITY OF AGREEMENT. Both GDE and Vista agree that the terms and conditions of this Agreement shall be treated as confidential information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement:

    (i)       as required by any court or other governmental body;

    (ii) as otherwise required by law (provided that GDE shall have the right to review and comment on the extent of any confidential treatment to be requested in filings with the Securities and Exchange Commission);

    (iii)     to legal counsel of the parties;

    (iv) in confidence, to accountants, banks, proposed investors, and financing sources and their advisors;

    (v) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or

    (vi) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.


15.4 WAIVER. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

15.5 ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or assigns of the parties hereto: provided however, that either party may assign this Agreement, and its rights and obligations hereunder, to any business organization that succeeds to the business of such party to which this Agreement relates.

15.6 INDEPENDENT CONTRACTORS. The relationship of the parties hereto is that of independent contractors. Neither party hereto is an agent, partner or joint venture of the other for any purpose.

15.7 NOTICES. Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person, when received if mailed by first-class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement or when transmitted by electronic facsimile (with a confirmation copy to be sent by mail).

         Vista:         Vista Medical Technologies, Inc.
                        5451 Avenida Encinas, Suite A
                        Carlsbad, California 92008
                        Fax (619) 603-9170
                        Attn: President

                        With a copy to:
-
                        Brobeck, Phleger & Harrison LLP

                        550 West C Street, Suite 1300
                        San Diego, California 92101
                        Fax: (619) 234-3848
                        Attn: Craig S. Andrews, Esq.


         GDE:           GDE Systems, Inc.
                        16550 West Bernardo Drive
                        San Diego, California 92127-1806
                        Fax: (619) 675-1920
                        Attn: General Counsel

15.8 GOVERNING LAW: JURISDICTION. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts of San Diego County, California (or, if there is exclusive federal jurisdiction, the United States District Court for the Southern District of California), and the parties consent to the personal and exclusive jurisdiction of these courts.

15.9 COMPLETE AGREEMENT. This Agreement constitutes the final, exclusive and complete agreement between the parties respecting the subject matter hereof, and supersedes any prior or contemporaneous agreements. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the party to be charged.

15.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall continue in full force and effect.

15.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

    IN WITNESS WHEREOF, both GDE and Vista have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.


    VISTA MEDICAL
    TECHNOLOGIES, INC.                           GDE SYSTEMS, INC.

By: /s/ John Lyon                           By: /s/ Terry A. Straeter
    -------------------------                   -------------------------------

Name: John Lyon                             Name: Terry A. Straeter
      -----------------------                     -----------------------------

Title: President & CEO                      Title: President & CEO
       ----------------------                      ----------------------------


                                                 HEALTHCOM, INC.

                                            By: /s/ R. A. Parra
                                                 -------------------------------

                                            Name: R. A. Parra
                                                   -----------------------------

                                            Title: Secretary
                                                    ----------------------------



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

                                      EXHIBIT A

                                  LICENSED PRODUCTS


GDE SHALL DELIVER VERSIONS OF THE FOLLOWING LICENSED PRODUCTS WHICH DO NOT CONTAIN U.S. GOVERNMENT "CLASSIFIED" INFORMATION:

         Matrix
         Socet Set
         ASPRIN
         Pen-based software (Call Doctor)
         MINT
         MIAT
         EXNET

                                      EXHIBIT B


REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GDE:

    GDE hereby represents, warrants and agrees that:

    (a) The shares of Common Stock of Vista issued in connection with the License Agreement (the "Shares") will be "restricted securities" as such term is used in the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act") and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions under the Securities Act (such as Rule 144);

    (b) GDE is purchasing the Shares for investment for its own account and not with a view to or for sale in connection with any distribution thereof and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent GDE from selling or transferring such securities in compliance with the terms of applicable federal and state securities laws;

    (c) GDE is an "accredited investor" within the meaning of paragraph (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") and an "excluded purchaser" within the meaning of Section 25102(f) of the California Corporate Securities Law of 1968; and

    (d) Vista will affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for the Shares:

         "These securities have not been registered under the Securities Act of 1933, or any state securities laws. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under all applicable federal and state securities laws or an opinion of counsel satisfactory to the Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act."

    (e)  Prior to any proposed sale or transfer of any of the Shares, unless
(i) pursuant to and in compliance with Rule 144 or (ii) there is in effect a registration statement under the Securities Act covering the proposed transfer, GDE shall give written notice to Vista of GDE's intention to effect such sale or transfer. Each such notice shall describe the manner and circumstances of the proposed sale or transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to Vista addressed to Vista and reasonably satisfactory in form and substance to Vista's counsel, to the effect that the proposed sale or transfer of the


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

Common Stock may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the sale or transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon GDE shall be entitled to sell or transfer such securities in accordance with the terms of the notice delivered by GDE to Vista. Each new certificate evidencing the Common Stock so sold or transferred shall bear the appropriate restrictive legends set forth above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for Vista, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

    (f) GDE hereby agrees that, during the period of duration specified by Vista and an underwriter of common stock or other securities of Vista, following the effective date of a registration statement of Vista filed under the Securities Act, it shall not, to the extent requested by Vista and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Vista by it at any time during such period; PROVIDED, HOWEVER, that:

         i) such agreement shall not exceed 180 days for the first such registration statement of Vista which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

         ii) such agreement shall not exceed 90 days for any subsequent registration statement of Vista which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

         iii) all execution officers and directors of Vista enter into similar agreements.

    In order to enforce the foregoing covenant, GDE agrees and acknowledges that Vista may impose stop-transfer instructions with respect to the Shares until the end of such period. Notwithstanding the foregoing, the obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on form S-4 or similar forms which may be promulgated in the future.



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